EXHIBIT 10.30

AMENDMENT NO. 2 TO THE
THREE YEAR CREDIT AGREEMENT

Dated as of November 17, 2004

        AMENDMENT NO. 2 (this "Amendment") TO THE THREE YEAR CREDIT AGREEMENT among Jones Apparel Group USA, Inc., a Pennsylvania corporation (the "Borrower"), the Additional Obligors referred to therein, the banks, financial institutions and other institutional lenders parties to the Three Year Credit Agreement referred to below (collectively, the "Lenders") and Wachovia Bank, National Association, as agent (the "Administrative Agent") for the Lenders.

PRELIMINARY STATEMENTS:

        (1) The Borrower, the Additional Obligors, the Lenders, the Administrative Agent and other parties thereto have entered into a Three Year Credit Agreement dated as of June 10, 2003 (as amended to date, the "Three Year Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Three Year Credit Agreement.

        (2) The Borrower has requested that the Lenders agree to add Jones Retail Corporation and Kasper, Ltd. as an Additional Obligor under the Three Year Credit Agreement.

        (3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Three Year Credit Agreement as hereinafter set forth.

        SECTION 1. Amendments to Three Year Credit Agreement. The Three Year Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

    (a) Section 1.1 is amended by inserting in the appropriate alphabetical order the following definitions:

"Kasper, Ltd." means Kasper, Ltd., a Delaware corporation.

"Jones Retail" means Jones Retail Corporation, a New Jersey corporation.

    (b) Section 1.1 is further amended by amending the definition of "Additional Obligors" in full to read as follows:

"Additional Obligors" means the collective reference to Jones Apparel Group, Jones Apparel Group Holdings, Kasper, Ltd., Nine West Footwear and Jones Retail in their capacities as co-obligors under this Agreement.

    (c) Section 3.1 is amended by deleting the phrase "for the account of the Borrower on any Business Day" and substituting therefor the phase "for the account of the Borrower and its specified Subsidiaries on any Business Day".

    (d) Exhibit A of the Three Year Credit Agreement is amended in full to read as set forth as Exhibit A to this Amendment.

        SECTION 2. Condition Subsequent. By execution below, each of Kasper, Ltd. and Jones Retail hereby covenants and agrees that it will (a) provide an allonge endorsement to each Lender that has requested a Revolving Credit Note in accordance with Section 2.4(c) of the Three Year Credit Agreement promptly after receipt of such a request from such Lender and (b) deliver to the Administrative Agent, not later than December 1, 2004, certificates of incumbency, certified resolutions, articles of incorporation and bylaws, and opinions of counsel substantially similar to those required by Section 6.2(b) of the Three Year Credit Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent.

        SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, on or before November 18, 2004 the Administrative Agent shall have received counterparts of this Amendment executed by the Credit Parties and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 14.11 of the Three Year Credit Agreement.

        SECTION 4. Representations and Warranties of the Credit Parties. The Credit Parties represent and warrant as follows:

    (a) Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

    (b) The execution, delivery and performance by each Credit Party of this Amendment and the performance by each Credit Party of its obligations under the Three Year Credit Agreement, as amended hereby, do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any of the Credit Parties or any of their Subsidiaries to obtain any Governmental Approval not otherwise already obtained or violate any Applicable Law relating to the Credit Parties or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Credit Parties or any of their Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any material Lien upon or with respect to any property now owned or hereafter acquired by such Person other than a Lien permitted under the terms of the Loan Documents.

    (c) Each of the Credit Parties has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and the performance of its obligations the Three Year Credit Agreement, as amended hereby, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of the Credit Parties and such document constitutes, and each of the Loan Documents does and continues to constitute, the legal, valid and binding obligation of the Credit Parties and, if applicable, each of their Subsidiaries party thereto, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

    (d) Except for matters existing on the Closing Date and set forth on Schedule 7.1(q) to the Three Year Credit Agreement, there are no actions, suits or proceedings pending nor, to the knowledge of the Credit Parties, threatened against or affecting the Credit Parties or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect or which relate to the enforceability of this Amendment or any Loan Documents, as amended hereby.

        SECTION 5. Reference to and Effect on the Three Year Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Three Year Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Three Year Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Three Year Credit Agreement, shall mean and be a reference to the Three Year Credit Agreement, as amended by this Amendment.

    (b) The Three Year Credit Agreement, as specifically amended by this Amendment, the Notes and each of the other Loan Documents, are and shall continue, following the effectiveness of this Amendment, to be in full force and effect and are hereby in all respects ratified and confirmed.

    (c) The execution, delivery and effectiveness of this Amendment shall not, except as specifically provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Three Year Credit Agreement, nor constitute a waiver of any provision of the Three Year Credit Agreement.

        SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent) in accordance with the terms of Section 14.2 of the Three Year Credit Agreement.

        SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement, binding upon all parties, their successors and assigns. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JONES APPAREL GROUP USA, INC. as Borrower By: /s/ Wesley R. Card Name: Wesley R. Card Title: Chief Financial Officer
JONES APPAREL GROUP, INC. as Additional Obligor By: /s/ Wesley R. Card Name: Wesley R. Card Title: Chief Operating and Financial Officer
JONES APPAREL GROUP HOLDINGS, INC. as Additional Obligor By: /s/ Ira M. Dansky Name: Ira M. Dansky Title: President
KASPER LTD. as Additional Obligor By: /s/ Peter Boneparth Name: Peter Boneparth Title: President
NINE WEST FOOTWEAR CORPORATION as Additional Obligor By: /s/ Ira M. Dansky Name: Ira M. Dansky Title: Executive Vice President and Secretary
JONES RETAIL CORPORATION as Additional Obligor By: /s/ Wesley R. Card Name: Wesley R. Card Title: Chief Financial Officer
WACHOVIA BANK, NATIONAL ASSOCIATION as Administrative Agent and Lender By: /s/ Thomas Harper Name: Thomas Harper Title: Managing Director
BANK OF AMERICA, N.A. By: /s/ Douglas J. Bolt Name: Douglas J. Bolt Title: Vice President
BANK OF CHINA, NEW YORK BRANCH By: /s/ William Smith Name: William Smith Title: Chief Lending Officer
THE BANK OF NEW YORK By: /s/ Roger Grossman Name: Roger Grossman Title: Vice President
BARCLAYS BANK PLC By: /s/ Nicholas A. Bell Name: Nicholas A. Bell Title: Director Loan Transaction Management
CITIBANK, N.A. By: /s/ Judith Green Name: Judith Green Title: Vice President
FLEET NATIONAL BANK By: /s/ Douglas J. Bolt Name: Douglas J. Bolt Title: Vice President
ISRAEL DISCOUNT BANK OF NEW YORK By: /s/ Howard Weinberg Name: Howard Weinberg Title: Senior Vice President By: /s/ David Acosta Name: David Acosta Title: Assistant Vice President
JPMORGAN CHASE BANK, N.A. (FORMERLY KNOWN AS JPMORGAN CHASE BANK) By: /s/ James A. Knight Name: James A. Knight Title: Vice President
SUNTRUST BANK By: /s/ Patrick M. Stevens Name: Patrick M. Stevens Title: Vice President

EXHIBIT A-1 - FORM OF
REVOLVING CREDIT NOTE

$_____________________ _____________, 200_

        FOR VALUE RECEIVED, the undersigned JONES APPAREL GROUP USA, INC., a corporation organized under the laws of Pennsylvania, (the "Borrower"), JONES APPAREL GROUP, INC., a corporation organized under the laws of Pennsylvania, JONES APPAREL GROUP HOLDINGS, INC., a corporation organized under the laws of Delaware, KASPER, LTD., a corporation organized under the laws of Delaware, NINE WEST FOOTWEAR CORPORATION, a corporation organized under the laws of Delaware, and JONES RETAIL CORPORATION, a corporation organized under the laws of New Jersey (collectively, with the Borrower, the "Debtors"), hereby jointly and severally promise to pay to the order of _________________, (the "Lender"), at the place and times provided in the Credit Agreement referred to below, the principal sum of ______________________ DOLLARS ($_____________) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made to the Borrower by the Lender pursuant to that certain Three Year Credit Agreement dated as of June 10, 2003 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among Jones Apparel Group USA, Inc., the Additional Obligors referred to therein, the Lenders who are or may become a party thereto (collectively, the "Lenders"), J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) and Citibank, N.A., as Syndication Agents, and Fleet National Bank and Bank of America, N.A., as Documentation Agents. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

        The unpaid principal amount of Revolving Credit Loans from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. All payments of principal and interest on Revolving Credit Loans shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

        This Revolving Credit Note (the "Revolving Credit Note") is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

        THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

        The Debt evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

        The Debtors hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

        IN WITNESS WHEREOF, the undersigned have executed this Revolving Credit Note under seal as of the day and year first above written.

JONES APPAREL GROUP USA, INC. By: ___________________ Name: Title:
JONES APPAREL GROUP, INC. By: ___________________ Name: Title:
JONES APPAREL GROUP HOLDINGS, INC. By: ___________________ Name: Title:
KASPER, LTD. By: ___________________ Name: Title:
NINE WEST FOOTWEAR CORPORATION By: ___________________ Name: Title:
JONES RETAIL CORPORATION By: ___________________ Name: Title: